                                                                    EXHIBIT 8.1

                               LATHAM & WATKINS
 PAUL R. WATKINS (1899-        ATTORNEYS AT LAW            NEW YORK OFFICE
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CommNet Cellular Inc.
8350 East Crescent Parkway, Suite 400
Englewood, Colorado 80111

  Re: Registration Statement on Form S-4 of CommNet Cellular Inc.

Ladies and Gentlemen:

  You have requested our opinion as to the material United States federal income tax considerations applicable to shareholders of the merger between CommNet Cellular Inc., a Colorado corporation ("CommNet" or the "Company"), and AV Acquisition Corp., a Delaware corporation (the "Merger"), as more fully described in the above-referenced Registration Statement and the exhibits thereto filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

  The facts, as we understand them are set forth in the Registration Statement. Based on such facts, it is our opinion that the material United States federal income tax consequences to shareholders of the Company expected to result from the retention of CommNet Common Stock and/or the receipt of cash pursuant to the Merger, under currently applicable law, are as set forth under the caption "THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement.

  This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings, all of which are subject to change either prospectively or retroactively. Also, any variation or difference from the facts as set forth in the Registration Statement and incorporated herein might affect the conclusion stated herein.

CommNet Cellular Inc.
August 12, 1997
Page 2

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "THE MERGER--Certain Federal Income Tax Consequences" and "LEGAL COUNSEL" in the Proxy Statement included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Stephen S. Bowen
                                          ---------------------------
                                          Stephen S. Bowen
                                          of LATHAM & WATKINS